EXHIBIT 4.5

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT


      THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("AMENDMENT") is dated as of June 30, 2000, by and among WEIDER NUTRITION GROUP, INC., a Utah corporation ("BORROWER"); BANKERS TRUST COMPANY, a New York banking corporation (in its individual capacity, hereinafter referred to as "BTCO") and the other financial institutions signatories hereto; and BTCo, acting in its capacity as agent (in such capacity, hereinafter referred to as "AGENT") for itself and the other financial institutions from time to time parties to the Credit Agreement referred to herein below (each a "LENDER" and, collectively, the "LENDERS"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.


                                   WITNESSETH:

      WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 2000 (the "CREDIT AGREEMENT"), pursuant to which Lenders have agreed to make certain loans and other financial accommodations to or for the account of Borrower; and

      WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement, on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

      1. AMENDMENT TO CREDIT AGREEMENT. Effective upon satisfaction of the conditions precedent set forth in SECTION 2 below, and in reliance upon the representations and warranties of Borrower set forth herein, the Credit Agreement is hereby amended as follows:

            1.1 SECTION 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term "Fixed Charge Coverage Ratio" set forth therein and substituting therefor the following language:

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            "FIXED CHARGE COVERAGE RATIO" shall mean, as determined as of any date for any period ending as of such date, the ratio of (A) EBITDA for such period to (B) the sum of the following, in each case of the Borrower Consolidated Entity as determined in accordance with GAAP for such period,
      (I) cash income tax expense, (II) cash Interest Expense, (III) Capital Expenditures of the Borrower Consolidated Entity (except for such Capital Expenditures financed with the proceeds of Indebtedness other than the Loans), and (IV) regularly scheduled principal payments on the Term Loans and other Indebtedness (other than repayments in the ordinary course of the Revolving Loans which do not permanently reduce the aggregate Revolving Loan Commitments).

            1.2 SECTION 2.4(E) of the Credit Agreement is hereby amended by deleting the respective references to the date "June 30, 2005" set forth in the table set forth therein and the final paragraph thereof and in each case substituting therefor the words "the Expiration Date."

            1.3 SECTION 8.1(A) of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

            (A) Borrower shall not permit the Fixed Charge Coverage Ratio, as determined as of each date set forth below, for the twelve month period ending on such date, to be less than the ratio set forth below opposite such date:

                  DATE                                MINIMUM RATIO

            August 31, 2000                           1.25 to 1.00

            November 30, 2000                         1.10 to 1.00

            February 28, 2001                         1.10 to 1.00

            May 31, 2001                              1.25 to 1.00

            August 31, 2001                           1.15 to 1.00

            November 30, 2001                         1.15 to 1.00

            February 28, 2002                         1.15 to 1.00

            May 31, 2002                              1.15 to 1.00

            August 31, 2002                           1.15 to 1l00

            November 30, 2002                         1.10 to 1.00

            February 28, 2003                         1.10 to 1.00

            May 31, 2003                              1.10 to 1.00

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            August 31, 2003                           1.10 to 1.00

            November 30, 2003
            and the last day of each
            fiscal quarter of Borrower
            ending thereafter                         1.15 to 1.00

      2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof upon receipt by Agent of a copy of this Amendment, duly executed by the Lenders and Borrower.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

            3.1 Borrower hereby represents and warrants to Agent and each of the Lenders that, after giving effect to this Amendment:

            (A) All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and correct in all material respects on and as of such earlier date, except for changes permitted by the Credit Agreement);

            (B) No Default or Event of Default has occurred which is continuing;

            (C) This Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (I) the effect of any applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting creditors' rights generally and (II) general principals of equity; and

            (D) The execution and delivery of this Amendment does not require the consent or approval of any Person.

            4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

            4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement" shall in each case mean and be a reference to the Credit Agreement as amended hereby.

            4.2 Except as expressly set forth herein, (I) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of Agent or any of the Lenders with respect to any Default or Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents and (II) all of the

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respective terms and provisions of the Credit Agreement, the other Credit
Documents and all other documents, instruments, amendments and agreements executed and/or delivered by Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and the respective Lenders shall in no way obligate Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

      5. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

      6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                                    BORROWER:

                                    WEIDER NUTRITION GROUP, INC., a
                                    Utah corporation


                                    By:   _____________________________
                                    Name: _____________________________
                                    Title:_____________________________

                                    AGENT AND LENDER:

                                    BANKERS TRUST COMPANY, in its capacity as Agent and in its individual capacity as a Lender


                                    By:   _____________________________
                                    Name: _____________________________
                                    Title:_____________________________

           Amendment No. 1 to Credit Agreement with Weider Nutrition Group, Inc.

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                                 ACKNOWLEDGMENT

      Reference is hereby made to that certain Subordination Agreement dated as of June 30, 2000 (the "SUBORDINATION AGREEMENT"), executed by the undersigned, WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership, and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership (collectively, the "SUBORDINATED HOLDERS"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 1 to Credit Agreement (the "AMENDMENT").

      Each Subordinated Holder hereby acknowledges (I) receipt of a copy of the Amendment and (II) that the terms and provisions thereof do not affect in any way the obligations and liabilities of such Subordinated Holder under the Subordination Agreement or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                                    WYNNCHURCH CAPITAL PARTNERS, L.P.

                                    By:   Wynnchurch Partners, L.P.
                                    Its:  General Partner

                                          By:   Wynnchurch Management, Inc.


                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________

                                    WYNNCHURCH CAPITAL PARTNERS
                                    CANADA, L.P.

                                    By:   Wynnchurch Partners Canada, L.P.
                                    Its:  General Partner

                                          By:   Wynnchurch Canada, GP, Inc.


                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________


Dated as of June 30, 2000

          Amendment No. 1 to Credit Agreement with Weider Nutrition Group, Inc..

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                                 ACKNOWLEDGMENT

      Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "GUARANTY"), executed by the undersigned, WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("WNI"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 1 to Credit Agreement (the "AMENDMENT").

      WNI hereby acknowledges (I) receipt of a copy of the Amendment and (II) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WNI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                         WEIDER NUTRITION INTERNATIONAL, INC.



                         By: ______________________________________
                         Name: ____________________________________
                         Title: ___________________________________




Dated as of June 30, 2000

          Amendment No. 1 to Credit Agreement with Weider Nutrition Group, Inc..

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                                 ACKNOWLEDGMENT

      Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "GUARANTY"), executed by the undersigned, WEIDER HOLDINGS (INTERNATIONAL), INC., a Delaware corporation ("WHI"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 1 to Credit Agreement (the "AMENDMENT").

      WHI hereby acknowledges (I) receipt of a copy of the Amendment and (II) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WHI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                         WEIDER HOLDINGS (INTERNATIONAL), INC.



                         By: ______________________________________
                         Name: ____________________________________
                         Title: ___________________________________


DATED AS OF JUNE 30, 2000

          Amendment No. 1 to Credit Agreement with Weider Nutrition Group, Inc..

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